UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2007

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer and Director

On December 19, 2007, Avid Technology, Inc. (the “Company”) announced the appointment of Gary G. Greenfield as Chief Executive Officer of the Company and his election as Chairman of the Board of Directors of the Company, both effective December 19, 2007.

Mr. Greenfield, age 53, has served as Chief Executive Officer of GXS, Inc., a provider of business-to-business integration, synchronization and collaboration solutions, since December 2003. Since December 2003, he has also been an Operating Partner with Francisco Partners, a technology-focused private equity firm. From June 2002 to August 2003, Mr. Greenfield served as Chief Executive Officer of Peregrine Systems, Inc., an infrastructure management software company.

The full text of the press release announcing Mr. Greenfield’s appointment as Chief Executive Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

In connection with his joining the Company, Mr. Greenfield and the Company entered into an executive employment agreement (the “Agreement”), which has a term of five years, which shall be extended in the event of a change-in-control of the Company or a potential change-in-control of the Company occurring in 2012. Under the Agreement, Mr. Greenfield is entitled to receive:

•       an annual base salary of $900,000 per year;

•       an annual incentive bonus (commencing in 2008) based on achievement of performance objectives to be developed and determined by Mr. Greenfield and the Compensation Committee of the Board of Directors of the Company. For the year ending December 31, 2008, Mr. Greenfield will be eligible to receive an annual bonus equal to between 100% and 135% of his base salary as of the end of such year;

•       a one-time bonus of $600,000, net of applicable taxes and withholding, payable on January 7, 2007; and

•       reimbursement of expenses (and a tax gross of thereof) related to Mr. Greenfield’s establishment of a residence in the Greater Boston area.

In addition, pursuant to the Agreement, on December 19, 2007, the Company granted to Mr. Greenfield:

•      100,000 shares of the Company’s common stock, with a purchase price per share equal to the par value of the Company’s common stock. The restricted shares will vest as to 25% of the shares on January 1, 2009 and thereafter in equal quarterly installments until fully vested on December 19, 2011, as long as Mr. Greenfield is employed by the Company on each such vesting date; and

•       a stock option to purchase 725,000 shares of the Company’s common stock, which has a seven year term, an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant and will vest as follows:

•              100,000 shares of restricted stock that will vest on a time-based schedule in equal 6.25% increments every three months, with the first vesting date on March 19, 2008 and the last vesting date on December 19, 2011, as long as Mr. Greenfield is still employed by the Company on each such vesting date;

•              300,000 shares of the stock option will vest on a performance-based schedule tied to the Company’s stock price; and

•              325,000 shares of the stock option will vest on a performance-based schedule tied to both the Company’s stock price and the achievement of certain financial metrics.

The Agreement provides that if Mr. Greenfield’s employment with the Company is terminated by the Company without cause (as defined in the Agreement) or by Mr. Greenfield with good reason (as defined in the Agreement) other than within 12 months after a change-in-control of the company (as defined in the Agreement), Mr. Greenfield will be entitled to receive, along with certain other payments set forth in the Agreement, (i) 12 months base salary, (ii) a bonus equal to the greater of Mr. Greenfield’s highest annual incentive bonus for the prior two years or 100% of his base salary plus a pro rata portion of such bonus, and (iii) reimbursement of COBRA premiums for 12 months. In addition, any time-based vesting awards held by Mr. Greenfield will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12 month period following the date Mr. Greenfield’s employment terminates. Mr. Greenfield will also be entitled to exercise any options for 12 months after the termination of this employment.

If Mr. Greenfield’s employment with the Company is terminated by the Company without cause or by Mr. Greenfield for good reason within 12 months after a change-of-control of the Company or during a potential change-in-control period (as defined in the Agreement), Mr. Greenfield will be entitled to receive, along with certain other payments set forth in the Agreement, (i) the greater of Mr. Greenfield’s highest annual incentive bonus for the prior two years or 100% of his base salary pro rated through the date Mr. Greenfield’s employment terminates and (ii) an amount equal to 1.5 times the sum of his base salary plus the greater of Mr. Greenfield’s highest annual incentive bonus for the prior two years or 100% of his base salary. In the case of a termination after a change-in-control of the company, the foregoing amounts will be made in a lump sum payment and in the case of a termination during potential change-in-control they will be paid over the 18-month period commencing on the termination of employment. In addition, all outstanding stock options and restricted stock awards held by Mr. Greenfield will vest in full and Mr. Greenfield will be entitled to exercise any options for 18 months after the termination of this employment. Mr. Greenfield will be entitled to reimbursement of COBRA premiums for 18 months. Mr. Greenfield will also be entitled to certain tax gross-up payments if he is subject to excise taxes in the event of a change in control of the Company.

In the event of the death or disability (as defined in the Agreement), Mr. Greenfield will be entitled to 12 months base salary and any time-based vesting awards held by Mr. Greenfield will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12 month period following the date Mr. Greenfield’s employment terminates. .

The Agreement contains non-competition and non-solicitation provisions that will restrict Mr. Greenfield from engaging in activities competitive with the business of the Company or soliciting persons that were employed by or engaged with the Company for a period of 12 months in connection with a termination other than in connection with a change-in-control and 18 months in connection with a termination after a change-in-control.

The foregoing summary of certain terms of the Agreement is qualified in its entirety by the text of the Agreement and the applicable stock option and restricted stock agreements, each of which is filed as an exhibit hereto.

Departure of Interim Chief Executive Officer

In connection with the commencement of Mr. Greenfield’s employment with the Company, the Company also announced that Nancy Hawthorne would cease her service as interim Chief Executive Officer of the Company effective December 19, 2007. Ms. Hawthorne will remain a member of the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2007	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Joel Legon Joel Legon Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*#10.1	Executive Employment Agreement dated December 19, 2007 by and between the Registrant and Gary G. Greenfield
*#10.2	Nonstatutory Stock Option Agreement dated December 19, 2007 by and between the Registrant and Gary G. Greenfield
*#10.3	Restricted Stock Purchase Agreement dated December 19, 2007 by and between the Registrant and Gary G. Greenfield
*99.1	Press Release issued by the Registrant dated December 19, 2007

_________________________________________

* Documents filed herewith

# Management contract or compensatory plan